Registration No. 333-

As filed with the United States Securities and Exchange Commission on July 14, 2021

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Abcam plc

(Exact name of registrant as specified in its charter)

United Kingdom	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Discovery Drive Cambridge Biomedical Campus Cambridge, CB2 0AX United Kingdom	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

ABCAM PLC PROFITABLE GROWTH INCENTIVE PLAN

(Full title of the plan)

Abcam Inc.

1 Kendall Square

Suite B2304

Cambridge, Massachusetts

02139-1517

(Name and address of agent for service)

(888) 772-2226

(Telephone number, including area code, of agent for service)

Copies to:

Ian D. Schuman Nathan Ajiashvili Latham & Watkins LLP 885 Third Avenue New York, New York 10022 (212) 906-1200	Robbie McLaren Latham & Watkins (London) LLP 99 Bishopsgate London EC2M 3XF United Kingdom +44 20 7710-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☐

Non-Accelerated Filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Ordinary shares, nominal value £0.002 per share	7,936,170(2)	$19.05(3)	$151,184,038.50	$16,494.18

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover an indeterminate number of additional ordinary shares, nominal value £0.002 per share (“Ordinary Shares”), of Abcam plc (the “Registrant”) that may from time to time be offered or issued pursuant to the Abcam plc Profitable Growth Incentive Plan (the “Plan”) by reason of any share split, share dividend, recapitalization or other similar transaction.

(2)

Consists of 7,936,170 Ordinary Shares that may be issued under the Plan pursuant to its terms. These shares may be represented by the Registrant’s American Depositary Shares (“ADSs”), each of which represents one Ordinary Share. The Registrant’s ADSs issuable upon deposit of the Ordinary Shares registered hereby have been registered under a separate registration statement on Form F-6 (File No. 333-249526).

(3)

Estimated in accordance Rules 457(c) and 457(h) under the Securities Act solely for the purpose of calculating the registration fee based on the average of the high and low prices of the Ordinary Shares of £13.84, as reported on AIM, a market of the London Stock Exchange, on July 8, 2021 and converted to $19.09 at the noon buying rate of the Federal Reserve Bank of New York of £1.00 to $1.3767 on July 8, 2021.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in this Part I of Form S-8 (Plan Information and Registration Information and Employee Plan Annual Information) will be sent or given to employees as specified by the U.S. Securities and Exchange Commission (the “Commission”) pursuant to Rule 428(b)(1) promulgated under the Securities Act. Such documents are not required to be and are not filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. The Registrant will provide a written statement to participants advising them of the availability without charge, upon written or oral request, of the documents incorporated by reference in Item 3 of Part II hereof and including the statement in the preceding sentence. The written statement to all participants will indicate the availability without charge, upon written or oral request, of other documents required to be delivered pursuant to Rule 428(b), and will include the address and telephone number to which the request is to be directed.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The information incorporated by reference herein is considered to be part of this Registration Statement, and later information filed with the Commission will update and supersede this information. The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission, pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as applicable:

(a)

the Registrant’s prospectus filed on October 21, 2020, including all amendments and exhibits thereto, pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form  F-1, as amended (File No. 333-249263), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed; and

(b)

the Registrant’s Reports of Foreign Private Issuer on Form 6-K, filed with the Commission on December 7, 2020, January  28, 2021, May 19, 2021 and July 1, 2021 (announcing the results of the Registrant’s General Meeting held on July 1, 2021); and

(c)

the description of the Registrant’s Ordinary Shares and ADSs contained in the prospectus included in the Registration Statement on Form F-1, as amended (File No. 333-249263), which description is incorporated by reference into the Registration Statement on Form 8-A filed on October 19, 2020 (File No. 001-39633) under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents or reports filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, and to the extent designated therein, certain reports on Form 6-K, furnished by the Registrant, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities offered hereby then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents or reports.

For purposes of this Registration Statement, any document or any statement in a document or report incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a subsequently filed document or a statement contained therein, or in any other subsequently filed document or report which also is or is deemed to be incorporated by reference herein, modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Members of the Registrant’s board of directors and its officers have the benefit of the following indemnification provisions in the Registrant’s articles of association:

(a)

every director, alternate director, secretary or other officer of the Registrant (other than any person (whether an officer or not) engaged by the Registrant as auditor) shall be indemnified by the Registrant against all costs, charges, losses, expenses and liabilities incurred in relation to the execution of his or her duties in relation to the registrant, or the exercise of his or her powers or otherwise in relation to or in connection with his or her duties, powers or office as a director of the registrant for any associated company, including any liability which may attach to him or her in respect of any negligence, default, breach of duty or breach of trust in relation to anything done or omitted to be done or alleged to have been done or omitted to be done by him or her as a director provided that such indemnity shall not apply in respect of any liability incurred by such director or officer; and

(b)

the Registrant may fund the expenses of every director, alternate director, secretary or other officer of the Registrant incurred or to be incurred in defending any criminal, civil proceedings or regulatory proceedings in connection with any alleged negligence, default, breach of duty or breach of trust by such director, secretary or other officer in relation to any member of the registrant, or in connection with any application under section 1157 or section 661(3) or (4) of the Companies Act 2006.

There shall be no entitlement to indemnification as referred to above for (i) any liability incurred to the Registrant or any associated company, (ii) the payment of a fine imposed in any criminal proceeding, (iii) a penalty imposed by a regulatory authority for non-compliance with any requirement of a regulatory nature, (iv) the defense of any criminal proceeding if the member of the Registrant’s board of directors is convicted, (v) the defense of any civil proceeding brought by the Registrant or an associated company or any in which judgment is given against the director, and (vi) in connection with any application for relief under section 1157 or section 661(3) or (4) of the Companies Act 2006 in which the court refuses to grant relief to the director.

In addition, any director or alternate director who has received payment from the Registrant under these indemnification provisions must repay the amount he received no later than: (i) in the event of the director or alternate director being convicted in the proceedings, the date when the conviction becomes final; (ii) in the event of judgment being given against him in proceedings, the date when the judgment becomes final; or (iii) in the event of the court refusing to grant him relief on the application, the date when the refusal of relief becomes final.

The Registrant maintains a general liability insurance policy that covers certain liabilities of directors and officers of the Registrant arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit Number	Description

4.1	Articles of Association of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form F-1 (File No. 333-249263) filed on October 2, 2020).

5.1+	Opinion of Latham & Watkins (London) LLP, counsel of the Registrant.

23.1+	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2+	Consent of Latham & Watkins (London) LLP (included in Exhibit 5.1).

24.1+	Power of Attorney (included on signature page).

99.1+	Abcam plc Profitable Growth Incentive Plan.

+	Filed herewith

Item 9.	Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cambridge, United Kingdom, on July 14, 2021.

ABCAM PLC

By:	/s/ Alan Hirzel
Name:	Alan Hirzel
Title:	Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Alan Hirzel and Michael Baldock, and each of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all future amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or their or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Alan Hirzel	Chief Executive Officer and Director (Principal Executive Officer)	July 14, 2021
Alan Hirzel

/s/ Michael Baldock	Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	July 14, 2021
Michael Baldock

/s/ Peter Allen	Director	July 14, 2021
Peter Allen

/s/ Mara Aspinall	Director	July 14, 2021
Mara Aspinall

/s/ Giles Kerr	Director	July 14, 2021
Giles Kerr

/s/ Mark Capone	Director	July 14, 2021
Mark Capone

/s/ Bessie Lee	Director	July 14, 2021
Bessie Lee

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Abcam plc has signed this registration statement on July 14, 2021.

ABCAM INC.

By:	/s/ Alex Bladel
Name:	Alex Bladel
Title:	Assistant Secretary